SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                   iTurf Inc.
                                   ----------
             (Exact name of registrant as specified in its charter)



                 Delaware                                 13-3963754
---------------------------------------       --------------------------------
(State of organization or incorporation)      (IRS Employer Identification No.)

           1435 Hudson Street
           New York, New York                                 10014
---------------------------------------               ----------------------
(Address of principal executive offices)                   (Zip code)


       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered
     -------------------                         -------------------------------

            None                                                 N/A


        Securities to be registered pursuant to Section 12(g)of the Act:

                Class A Common Stock, par value $0.01 per share
                -----------------------------------------------
                                 (Title of Class)

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

Item 1:   Description of Registrant's Securities to be Registered.

          The information set forth in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-71123) filed January 25, 1999, as amended (the "Registration Statement") beneath the caption "Description of Capital Stock," is incorporated herein by reference and made a part hereof.

Item 2:   Exhibits

          3.1*     Restated Certificate of Incorporation
          3.2*     By-laws


-----------------
* Filed with the Securities and Exchange Commission as exhibits to the Registrant's Registration Statement on Form S-1 (Registration
  No. 333-71123). Such exhibits are incorporated herein by reference.

                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    iTurf Inc.



                                    By: /s/ Alex S. Navarro
                                        --------------------
                                        Alex Navarro
                                        Chief Operating Officer


Dated: February 3, 1999